2012 Annual Meeting August 16, 2012 Exhibit 99.1

Cautionary Note about Forward-Looking Statements
This presentation contains “forward-looking statements” within the meaning of the
Private Securities Litigation Reform Act of 1995. Words such as “believe,”
“demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to the global credit crisis, capital market conditions, the implementation of the healthcare reform law, state budget changes and legislation and other risks detailed in Providence’s filings with the Securities and Exchange
Commission. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.
Forward-Looking Statements

PRSC Overview
Market Cap: $143 million
Price (8/14/12): $10.43
Range: $8.35 - $15.94
Diluted Shares Out: 13.4 million*
Avg. Volume 70,000
Cash Position: $50.2 million*
Net LT Debt: $95.3 million*
Revenue TTM: $1,019 million*
Trailing 12M EPS: $0.70
P/E (trailing): 14.9x
Price/Sales 0.14x
* Data as of 6/30/2012

Providence Service Corporation

Human Services Without Walls

Leading provider of home and community based social
services and transportation services management
Clients are government beneficiaries eligible due to
income level and/or emotional/educational disabilities,
funded largely by Medicaid
Services are contracted primarily by state, city and
county levels of government and are delivered under
fee-for-service, cost-based, capitated and block
purchase arrangements
Deliver cost savings and improved effectiveness for
government social programs by reducing out of home
care and reducing transportation expense

Home and Community
Based Counseling
Home based counseling
Intensive home based counseling
Substance abuse treatment services
School support services and tutoring
Correctional private parole services
Workforce development and job training
Therapeutic foster care, adoption
services
Developmentally disabled and autism
spectrum services
Mentoring
Point to point  transportation
Customer, trip authorization
Call-center management
Utilization management  and data
collection
Quality assurance
Billing and claims
Network credentialing
Case management
NET Services
Our Services

History of Revenue Growth 6 $0 $200,000 $400,000 $600,000 $800,000 $1,000,000 2007 2008 2009 2010 2011 Social Services NET

Revenue increased 7.2% to a record $943 million
–
NET services revenue up 8.1%
–
Social services revenue up 5.7%
Net Income of $16.9 million, $1.27 per diluted share
–
Includes non-cash charge of $2.5 million or $0.11 per share related to write-off of unamortized deferred financing fees of the senior credit facility
–
Includes gain of $2.7 million or $0.20  per share from a June 2011 acquisition
Generated $31.0 million cash from operations
Total debt reduction of approximately $31.8 million
Solid 2011 in the Face of a
Challenging Economic Environment

70,000
60,000
50,000
40,000
30,000
20,000
10,000
0
2010
2011
6/30/2011
6/30/2012
Medicaid
Foster Care
Tutoring
Workforce

Social Service Medicaid Client Base Remains Stable 8

15,000,000
10,000,000
5,000,000
0
8,232,202
11,318,902
13,638,863
2010
2011
6/30/2012

NET Membership Driven by Contract Wins 9

10 PRSC’s National Footprint Social Services Only NET Services Only Both Social Services and NET Services Canada Hawaii Locations Employees: 7,977 Direct (6/30/12) 3,265 Managed

Social Services Segment Overview
550 contracts and over 53,000 clients (of 60 million eligibles) in
33 states, the District of Columbia, British Columbia and Alberta
*
Business built around steady organic growth and through
acquisitions
Pricing expected to be steady, substantially all contracts
renewed
Variable business model allows management to adjust to
challenges as necessary including state budget pressures and system reforms that could challenge overall profit margin

* Data as of 6/30/2012

NET Services Segment Overview
Leader in the $2.8 billion Medicaid NET benefit market with 79 contracts in 38 states and over 13.6 million covered lives
*
Positive revenue trends as a result of recent bid success rate
-
Won 8 of 9 incumbent contracts up for rebid in 2011
• Only loss Colorado (< $6M)
-
Won 5 of 5 new states in 2011
-
May service 40 states in 2012

* Data as of 6/30/2012

NET Services Segment Bid Results
Retained Virginia, our second largest contract, as well as
contracts in Delaware, Arkansas, Nevada and Pennsylvania
Retained and expanded contracts in South Carolina and
Georgia
Also retained and expanded Connecticut after successful
protest, but new contract structure in 2013 will reduce
revenue recognition
Added Michigan and Wisconsin, Missouri was reinstated
Implemented new contract in Texas covering the Dallas
region
Completed implementation of two of the five phases of New
York City program
Contracted with managed care organizations in Florida,
Louisiana  and Ohio for new Medicaid related programs

NET Margin Overview
Total start-up costs for 2012 are estimated at $3.5
million ($0.15 per share); $0.5 million remaining in
second half
3 states, which produced less than 25% of first half
2012 NET revenue, are not tracking to margin
targets
If not for operations in 3 of 38 states, NET would be
producing a margin of 6.5%, including start up costs, in
the first half of 2012
Rates are currently being renegotiated in these 3 states

Market Trends are Generally Favorable
Medicaid enrollment currently expected to increase by 11 million enrollees in 2013 under Healthcare Reform Legislation
1
States voluntary Medicaid enrollment increases will be fully funded by the federal government. (only 8 states have opted out thus far)
60% of Medicaid dollars still spent on out-of-home care
2
States now have federal financial incentives to increase home and community based services and are redirecting clients away from out-of-home care
A number of additional states are contemplating outsourcing their transportation
1
Open Minds
2
CMS